EXHIBIT 10.7

SECOND AMENDMENT

TO PEDEVCO CORP.

2021 EQUITY INCENTIVE

PLAN

This Second Amendment (“Second Amendment”) to the PEDEVCO Corp. 2021 Equity Incentive Plan, as amended on June 27, 2024, (the “2021 Plan”), is made and adopted by the Board of Directors of PEDEVCO Corp., a Texas corporation (the “Company”), on October 31, 2025 effective as of the date approved by stockholders of the Company at a duly called meeting of stockholders (the “Second Amendment Date”). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the 2021 Plan.

RECITALS

A.	The Company currently maintains the 2021 Plan.

B.

The Board believes it is in the best interests of the Company and its stockholders to amend the 2021 Plan to increase the number of shares of common stock subject to the 2021 Plan and to incorporate the other terms and conditions set forth herein.

AMENDMENT

The 2021 Plan is hereby amended as follows, effective as of the date of the Second Amendment Date.

1.	Section 3(a). Section 3(a) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(a) Stock Subject to the Plan. Subject to adjustment in accordance with Section 3(b) and any adjustments pursuant to Section 13 of this Plan, the aggregate number of Shares that may be issued pursuant to Awards will not exceed 18,000,000 shares.”

2.	Section 15(a)(i). Section 15(a)(i) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(i) Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of 18,000,000 Shares may be issued as ISOs under the Plan.”

3.	This Second Amendment shall be and, as of the Second Amendment Date, is hereby incorporated in and forms a part of the 2021 Plan.

4.	Except as expressly provided herein, all terms and conditions of the 2021 Plan shall remain in full force and effect.